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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 18, 1999


                           First Coastal Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                   0-14087           06-1177661
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(State or other jurisdiction       (Commission        (IRS Employer
      of incorporation               File No.)     Identification No.)

                 36 Thomas Drive, Westbrook, Maine        04092
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             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code:  (207) 774-5000


                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ------------

     On May 18, 1999, First Coastal Corporation (the "Company") announced that its Board of Directors has authorized a stock repurchase program whereby the Company intends to repurchase up to 68,026 shares of its common stock, representing approximately 5% of the 1,360,527 shares currently outstanding. The common stock may be purchased by the Company from time to time in the open market or privately negotiated transactions. The shares repurchased will be held as treasury stock to be used for general corporate purposes. The stock repurchase program is anticipated to commence in mid-June 1999 and will be in effect for a period of approximately 12 months. Under the program, no shares knowingly will be purchased from officers or directors of the Company or from persons who hold in excess of five percent of its outstanding shares of common stock.

     The Company's press release is attached to this Current Report on Form 8-K as Exhibit 99(a) and is hereby incorporated by reference herein and made a part hereof.



Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits

               99(a). Press release of the Company and Coastal Bank, dated May 18, 1999

                                       2
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST COASTAL CORPORATION



Date: June 1, 1999                  By: /s/ Gregory T. Caswell
                                        -------------------------------------
                                        Gregory T. Caswell
                                        President and Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX


Exhibit No.    Identity of Exhibit
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  99(a).       Press release of the Company and Coastal Bank dated May 18, 1999